Addendum to Promissory Note

          This addendum is executed this 3 0th day of September, 1999, by Auto Corp Equities, Inc., a Nevada corporation, and represents an addition to that certain Promissory Note dated April 16, 1999, in the original principal amount of $1,189,481.03, a copy of which is attached hereto for identification purposes (the "Note").

          As a result of additional obligations to AutoPrime, Inc., payee, AutoCorp Equities, Inc. does hereby increase the principal amount of the Note by the sum of $ 1,351,821.87, which sum represents the current account payable to AutoPrime, Inc. as a result of contract repurchase obligations and other liabilities out of the Ace Motor Company and Auto Corp Financial Services, Inc. portfolio of contracts.

          Other than the principal modification stated herein, all other terms of the Note shall remain in full force and effect.

          Executed this 30th day of September, 1999.

                                                Auto Corp Equities, Inc.


                                                By:  /s/  Charles Norman
                                                     -------------------------
                                                     Charles Norman, President